UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   February 7, 2005

FLORIDA CHOICE BANKSHARES, INC.

(Exact name of registrant as specified in charter)

Florida	N/A	20-1990219

(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

18055 U.S. Highway 441, Mt. Dora, Florida	32757

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (352) 735-6161

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 9 — Financial Statements and Exhibits

Item 9.01 — Financial Statements and Exhibits
SIGNATURE
Ex-99.1: Unaudited financial statement as of and for the year ended December 31, 2004

Item 9.01 — Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

On January 1, 2005, Florida Choice Bankshares, Inc. (the “Company”) announced that it had become a bank holding company by closing a share exchange transaction with the shareholders of Florida Choice Bank (the “Bank”). At the closing, each of the 1,303,233 outstanding shares of Bank Common Stock was converted into one share of Company Common Stock and, accordingly, the Company had outstanding immediately following the closing of the transaction 1,303,233 shares of its Common Stock. As a result of the closing of the transaction, the Bank is a wholly owned subsidiary of the Company which, in turn, is now owned by the former shareholders of the Bank. The sole asset of the Company following the closing of the transaction is the shares of Bank Common Stock owned by it. The closing of the transaction followed the receipt of approval of the transaction from the bank regulatory agencies and also the shareholders of the Bank at a special meeting held on December 7, 2004. Enclosed with this Form 8-K are the unaudited consolidated financial statements of the Company as of and for the year ended December 31, 2004, reflecting the acquisition.

(b)	Pro Forma Financial Information

None

(c)	Exhibits

99.1	-	Unaudited financial statements as of and for the year ended December 31, 2004

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA CHOICE BANKSHARES, INC.

By:	/s/ Kenneth E. LaRoe

Kenneth E. LaRoe
Chairman and Chief Executive Officer

Date: February 7, 2005

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